Exhibit 4.1

                       Incorporated in the State of Nevada

No. 001                                                                  Shares

                                 Powerraise Inc.

                                  Common Stock

This is to certify  that  _____________________________________  is the owner of
_______________ shares of Capital Stock of Powerraise Inc.

transferrable on the books of the corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this ____________ day of _________ A.D.


________________________                                 _______________________
President                                                Secretary

SEAL

                               SHARES $0.25 EACH